As filed with the Securities and Exchange Commission on October 21, 1996
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------



                          BATTLE MOUNTAIN GOLD COMPANY
             (Exact name of registrant as specified in its charter)

           NEVADA                                               76-0151431
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                           333 CLAY STREET, 42ND FLOOR
                            HOUSTON, TEXAS 77002-4103
               (Address of Principal Executive Offices) (Zip Code)

              OPTIONS GRANTED PURSUANT TO THE COMBINATION AGREEMENT
                    BETWEEN BATTLE MOUNTAIN GOLD COMPANY AND
                              HEMLO GOLD MINES INC.
                            (Full title of the plan)

                                 ROBERT J. QUINN
                       VICE PRESIDENT AND GENERAL COUNSEL
                          BATTLE MOUNTAIN GOLD COMPANY
                              HOUSTON, TEXAS 77002
                     (Name and address of agent for service)

                                 (713) 650-6400
          (Telephone number, including area code, of agent for service)
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed maximum           Proposed
Title of securities to       Amount to be        offering price per     maximum aggregate     Amount of registration
     be registered            registered              share(2)            offering price               fee
---------------------------------------------------------------------------------------------------------------------
     Common Stock,
    par value $0.10
     per share(1)              519,480                   --               $3,416,492(3)               $1,036
---------------------------------------------------------------------------------------------------------------------


(1)     Includes the preferred stock purchase rights associated with the Common
        Stock.

(2) In accordance with Rule 457(o) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is not included in this table.

(3) In accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, computed based on the aggregate price at which the options granted pursuant to the Combination Agreement between Battle Mountain Gold Company and Hemlo Gold Mines Inc. may be exercised, and expressed in U.S. dollars based upon the noon buying rate on October 15, 1996, in New York City for cable transfers in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        Note: The document(s) containing the information concerning the option grants pursuant to the Combination Agreement effective as of March 11, 1996 between Battle Mountain Gold Company, a Nevada corporation ("Battle Mountain"), and Hemlo Gold Mines Inc. ("Hemlo Gold"), an Ontario corporation which is currently named Battle Mountain Canada Ltd. ("Battle Mountain Canada"), required by Item 1 of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and the statement of availability of registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (this "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Battle Mountain maintains a file of such documents in accordance with the provisions of Rule
428. Upon request, Battle Mountain shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which Battle Mountain has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-9666), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

        (i) Battle Mountain's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A (Amendment No. 1) dated April 29, 1996, Form 10-K/A (Amendment No. 2) dated July 12, 1996, and Form 10-K/A (Amendment No. 3) dated October 18, 1996;

        (ii) Battle Mountain's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

        (iii) Battle Mountain's Current Reports on Form 8-K dated March 11, 1996, June 11, 1996, June 27, 1996 and July 19, 1996;

        (iv) The description of the common stock, par value $0.10 per share (the "Common Stock"), of Battle Mountain contained in Battle Mountain's Registration Statement on Form 8-A dated August 12, 1987 (as amended by a Form 8 dated April 24, 1991 and Form 8-A/A dated August 26, 1996); and

        (v) The description of the preferred stock purchase rights associated with the Common Stock contained in Battle Mountain's Registration Statement on Form 8-A dated November 15, 1988 (as amended by a Form 8 dated November 29, 1988 and Form 8-A/A dated August 26, 1996).

        All documents filed by Battle Mountain with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                     EXPERTS

     The consolidated financial statements of Battle Mountain as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated in this Registration Statement by reference to the Annual Report on Form 10-K/A (Amendment No. 3) for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, as set forth in their report. The consolidated financial statements referred to above have been incorporated herein in reliance upon the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Hemlo Gold, incorporated by reference herein as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, have been audited by Ernst & Young, Chartered Accountants, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        The financial statements of Lihir Gold Limited incorporated by reference herein as of December 31, 1995 and for the year then ended have been audited by Coopers & Lybrand, Port Moresby, Papua New Guinea, as set forth in their report thereon dated June 27, 1996 incorporated by reference herein. Such financial statements referred to above are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article VII of the Bylaws of Battle Mountain provides for the indemnification of officers and directors of Battle Mountain to the extent authorized by the Nevada Revised Statutes (the "NRS"). Pursuant to Section
78.751 of the NRS, Battle Mountain generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments and amounts paid in settlements incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Battle Mountain and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is finally adjudged to be liable to Battle Mountain or for amounts paid in settlement, unless and only to the extent the court determines that indemnification is appropriate. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        Section 78.751 of the NRS also enables a corporation to purchase and maintain insurance for its present and former directors, officers, employees and agents. Accordingly, Battle Mountain has provided liability insurance for each director and officer for certain losses arising from claims or charges made against him while acting in his capacity as a director or officer of Battle Mountain, including liabilities under federal securities laws.

        The above discussion of the Bylaws of Battle Mountain and of Section
78.751 of the NRS is not intended to be exhaustive and is respectively qualified in its entirety by such Bylaws and statute.

        Additionally, Article Tenth of the Restated Articles of Incorporation of Battle Mountain limits the liability of Battle Mountain's directors and officers under certain circumstances. Article Tenth states:

                No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer occurring on or after April 28, 1987; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of
        Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
NUMBER               DESCRIPTION

*4(a)(1) Restated Articles of Incorporation of Battle Mountain, as amended and restated through May 11, 1988 (Exhibit 4(a)(1) to Battle Mountain's Current Report on Form 8-K dated July 19, 1996; File No. 1-9666).

*4(a)(2) Certificate of Amendment to Restated Articles of Incorporation of Battle Mountain filed with the Secretary of State of the State of Nevada on July 19, 1996 (Exhibit 4(a)(2) to Battle Mountain's Current Report on Form 8-K dated July 19, 1996; File No. 1-9666).

*4(b) Certificate of Resolution Establishing Designation, Preferences and Rights of $3.25 Convertible Preferred Stock (Exhibit (4)(b)to Battle Mountain's Current Report on Form 8-K dated July 19, 1996; File No. 1-9666).

*4(c) Certificate of Amendment of Certificate of Resolution Establishing Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (Exhibit 4(c) to Battle Mountain's Current Report on Form 8-K dated July 19, 1996; File No. 1-9666).

*4(d) Bylaws of Battle Mountain as amended through July 19, 1996 (Exhibit 4(d) to Battle Mountain's Current Report on Form 8-K dated July 19, 1996; File No. 1- 9666).

*4(e) Rights Agreement, dated November 10, 1988, as amended and restated as of July 19, 1996, between Battle Mountain and The Bank of New York, as Rights Agent (Exhibit 4(e) to Battle Mountain's Current Report on Form 8-K dated July 19, 1996; File No. 1-9666).

*4(f) Articles of Amalgamation of Hemlo Gold dated January 1, 1995 (Exhibit 4(f) to Battle Mountain Canada's Registration Statement on Form 8-A dated August 23, 1996; File No. 1-10943).

*4(g) Plan of Arrangement of Hemlo Gold under Section 182 of the Business Corporations Act (Ontario) (Annex D to Exhibit 20(a), Joint Management Information Circular and Proxy Statement, to Battle Mountain's Current Report on Form 8-K dated June 11, 1996, File No. 1-9666).

*4(h) Bylaws of Battle Mountain Canada dated December 16, 1986 (Exhibit 4(h) to Battle Mountain Canada's Registration Statement on Form 8-A dated August 23, 1996; File No. 1-10943).

*4(i) Rights Agreement, dated July 19, 1996, between Battle Mountain Canada and The R-M Trust Company, as Rights Agent (Exhibit 4(f) to Battle Mountain's Current Report on Form 8-K dated July 19, 1996; File No. 1-9666).

*4(j) Voting, Support and Exchange Trust Agreement dated as of July 19, 1996 between Battle Mountain, Hemlo Gold and The R-M Trust Company (Annex E to Exhibit 20(a), Joint Management Information Circular and Proxy Statement, to Battle Mountain's Current Report on Form 8-K dated June 11, 1996, File No. 1-9666).

*4(k) Specimen Stock Certificate for the Common Stock of Battle Mountain (Exhibit 4(b) to Battle Mountain's Annual Report on Form 10-K for the fiscal year ended December 31, 1988; File No. 1-9666).

*4(l) Specimen Stock Certificate for the Exchangeable Shares of Battle Mountain Canada (Exhibit 4(l) to Battle Mountain Canada's Registration Statement on Form 8-A dated August 23, 1996; File No. 1-10943).

*4(m) Specimen Voting Stock Certificate for the Special Voting Stock of Battle Mountain (Exhibit 4(m) to Battle Mountain Canada's Registration Statement on Form 8-A dated August 23, 1996; File No. 1-10943).

*4(n) Combination Agreement effective as of March 11, 1996 by and between Battle Mountain and Hemlo Gold (Annex C to Exhibit 20(a), Joint Management Information Circular and Proxy Statement, to Battle Mountain's Current Report on Form 8-K dated June 11, 1996, File No. 1-9666).

5         Opinion of James A. Brooks, Associate General Counsel of Battle
          Mountain.

23(a)     Consent of Price Waterhouse LLP, independent accountants.

23(b) Consent of Coopers & Lybrand, Port Moresby, Papua New Guinea, independent auditors, Lihir Gold Limited.

23(c)     Consent of Ernst & Young, Chartered Accountants.

23(d) Consent of Mr. James A. Brooks, Associate General Counsel of Battle Mountain (included in Exhibit 5).

24        Power of Attorney.
-------------------------------
* Incorporated by reference as indicated.

ITEM 9.  UNDERTAKINGS.

        (a) Battle Mountain hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section
                10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by them pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Battle Mountain hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or

Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Battle Mountain pursuant to the foregoing provisions, or otherwise, Battle Mountain has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Battle Mountain of expenses incurred or paid by a director, officer or controlling person of Battle Mountain in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Battle Mountain will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON OCTOBER 18, 1996.

                          BATTLE MOUNTAIN GOLD COMPANY


                                                  BY  /S/ KARL E. ELERS
                                                         (KARL E. ELERS
                                                         CHAIRMAN OF THE BOARD
                                                         AND CHIEF EXECUTIVE
                                                         OFFICER)


        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

         SIGNATURE                                       TITLE                          DATE
     /S/ KARL E. ELERS                    Chairman of the Board and               October 18, 1996
        (KARL E. ELERS)                     Chief Executive Officer
                                          (Principal  Executive Officer)
  /S/ R. DENNIS O'CONNELL                 Executive Vice President--              October 18, 1996
   (R. DENNIS O'CONNELL)                  Finance and Corporate
                                          Development (Principal Financial
                                          and Accounting Officer)


    IAN D. BAYER*
    DOUGLAS J. BOURNE*
    DELO H. CASPARY*
    CHARLES E. CHILDERS*
    DAVID W. KERR*                        Directors of the Registrant             October 18, 1996
    JAMES W. MCCUTCHEON, Q.C.*
    MARY MOGFORD*
    TED H. PATE*
    WILLIAM A. WISE*



    *By /S/ KARL E. ELERS
         (KARL E. ELERS,
         ATTORNEY-IN-FACT)

                                      II-9